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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To BridgeStreet Accommodations, Inc.



     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) for Temporary Housing Experts, Inc., dated March 21, 1997, included in or made part of this registration statement.



                                          /S/ ARTHUR ANDERSEN LLP



Memphis, Tennessee


August 27, 1997